LIQUID REMOTE INVENTORY FULFILLMENT SYSTEM(TM)
                    MERCHANT AFFILIATE AND LICENSE AGREEMENT

         WHEREAS Liquid Audio, Inc., a California corporation, with offices at 810 Winslow Avenue, Redwood City, California 94063, hereinafter referred to as "Liquid Audio," owns and operates the Liquid Remote Inventory Fulfillment System ("RIFFS" or "RIFFS program"), pursuant to which Liquid Audio makes available to online merchants a database of music tracks ("RIFFS Catalog"), which tracks can be sold and digitally delivered to customers of merchant Web sites that are licensed as RIFFS affiliates;

         WHEREAS Angelaudio.com, Inc., a Nevada corporation with offices at Las Vegas, NV, hereinafter referred to as "Merchant" desires to be licensed to participate in the RIFFS program as a merchant affiliate in order to receive the right to use the RIFFS Catalog to make online sales and digital delivery of music tracks to its customers, upon the terms and conditions set forth in Schedule "A" to this Agreement; and

         NOW THEREFORE THE PARTIES HEREBY AGREE AS OF THIS 1st DAY OF MARCH 2000 ("EFFECTIVE DATE") AS FOLLOWS:

RIFFS CATALOG CATEGORIES:  [All or specify per Schedule "B"]

MERCHANT SITE:  [insert Merchant URL(s)]

AFFILIATION PERIOD:  One year from Effective Date

MUSIC LICENSE: Web site linkage to RIFFS Catalog and digital delivery of music titles to customers of Merchant Site, per Schedule "A".

LOGO/ICON LICENSE: Promotional use of Liquid Audio/RIFFS logo and icon license, per Schedule "A".

ANNUAL AFFILIATION FEE:  Waived.

DIGITAL DELIVERY FEES:  Waived.

DIGITAL MUSIC SALES: Merchant accounts and pays Liquid Audio monthly for wholesale distribution price for digital music sales transactions per Schedule "A".

         IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the Effective Date first above written.

FOR LIQUID AUDIO, INC.                         FOR MERCHANT:



BY: /s/ John Karroll                          BY: /s/ Heather Jones
    ----------------------------                  -----------------------------

TITLE:  President                             TITLE: VP Internet Products
       -------------------------                     --------------------------

DATE:   March 1, 2000                          DATE: 3/8/00
      --------------------------                    ---------------------------

                                  SCHEDULE "A"

                   LIQUID REMOTE INVENTORY FULFILLMENT SERVICE
         MERCHANT AFFILIATION AND LICENSE STANDARD TERMS AND CONDITIONS


      Annexed to and made part of that certain Liquid RIFFS Merchant Affiliation and License Agreement ("Agreement") dated as of March 1, 2000, between Liquid Audio, Inc. ("Liquid Audio") and Angelaudio.com ("Merchant").

I.       Definitions.

"Merchant Site" means the Web site or sites owned or controlled by Merchant as identified by the URL or URLs listed in the Main Agreement.

"Link(s)" means one or more hyperlinks established from within the Merchant Site to one or more pages within the RIFFS Catalog, as designated by Liquid Audio, to enable Merchant to make online sales of music tracks to customers of the Merchant Site.

"RIFFS Logo and Artwork" means the Liquid Audio logo and any other logo(s) for RIFFS designated by Liquid Audio from time to time, and all artwork, graphics, and other content provided by Liquid Audio for use in connection with the Links.

"RIFFS Catalog" means the compilation database owned by Liquid Audio and marketed as the" Liquid Remote Inventory Fulfillment Service," "RIFFS" or under such other branding as Liquid Audio may select from time to time, which database is comprised of sound recordings made available by Liquid Audio in the Catalog Categories identified in Schedule "B" (including any samples [forty-five (45) second or less] of such sound recordings that may be made available for preview purposes), and all other graphics, text, video, and other related content now or hereafter offered by Liquid Audio in connection with the foregoing.

"RIFFS Server(s)" means the Liquid Audio server software that makes the RIFFS Catalog available to Merchant for online sales and digital delivery of music tracks to customers of the Merchant Site.

"Digital Music Sales Transactions" means the purchase by a customer of the Merchant Site using the RIFFS Catalog of (i) one or more intangible copies of a sound recording offered via the RIFFS Catalog, with online fulfillment of such sale by digital delivery and downloading from the RIFFS Server to the end user's personal computer hard drive, but not to any other tangible or intangible media.

II. License Grant. Subject to the payment by Merchant of the annual affiliation fee set forth in Section IX below, Liquid Audio grants and Merchant accepts a limited, personal, nontransferable nonexclusive license as a RIFFS merchant affiliate (i) to use, make available, and sell music tracks from the RIFFS Catalog to customers of the Merchant Site: and (ii) subject to compliance with Liquid Audio's branding guidelines and Section VIII below to use the RIFFS Logo and Artwork as an icon to create one or more Links to the RIFFS Server. As a condition to such license, Merchant shall comply with such channel restrictions and other requirements relating to sale of the music tracks that are imposed by Liquid Audio, the record labels or other content owners or suppliers and communicated to Merchant in writing from time to time; provided, however, that such requirements shall impose no price-related restraints.

III. Reservation of Rights. The license herein granted shall be limited to the rights expressly set forth above. All other rights to the RIFFS Catalog are expressly reserved by Liquid Audio. Without limiting the foregoing, Merchant may not create or maintain any hyperlinks to the RIFFS Catalog other than the Links to the Merchant Site as permitted herein, and Merchant may not sublicense, remarket or resell the RIFFS Catalog. In addition, Merchant shall impose no requirements of any kind or character whatsoever (other than customarily required as part of or incidental to an online sales transaction) for customers or potential customers to access the RIFFS Catalog or make online purchase of music tracks using the RIFFS Catalog via the Links, including without limitation, any subscription or access fee or registration requirement to activate the Links to the RIFFS Catalog.

IV. Joint Promotional Obligations Liquid Audio and Merchant will jointly release a press release concerning the relationship described in this Agreement upon execution hereof and upon launch of the RIFFS program on the Merchant Site. Both parties will agree to the language of the press release before it is issued. Liquid Audio and Merchant will make commercially reasonable efforts to each promote the other and the relationship described within this Agreement at any appropriate trade shows.

V. Liquid Audio Promotional and Technical Obligations. Liquid Audio will include Merchant on the Liquid Audio Web Site in an area in which Liquid Audio describes the RIFFS program, and Liquid Audio will provide a link from this portion of its site to Merchant's home page as part of a listing of merchants participating in the RIFFS program. In connection with the distribution of music tracks in the RIFFS Catalog via the Merchant Site, Liquid Audio will provide Merchant with the RIFFS Courier, the Liquid Audio proprietary client software for participation in the RIFFS program, and Merchant hereby agrees to the terms of Liquid Audio's end user license agreement for the RIFFS Courier, which is attached hereto and incorporated herein as Schedule "C". Liquid Audio will be responsible for enabling the RIFFS program functionality, using Liquid Audio's technology and any third party technology obtained by Liquid Audio, through operation of the RIFFS Server, maintenance of the RIFFS Catalog, and digital delivery of music tracks through the RIFFS Catalog. Notwithstanding the foregoing, Merchant shall be solely responsible for all other aspects of the sales transaction and for the operation of the Merchant Site, including without limitation establishment of the Links, installation and proper use of the RIFFS Courier software, configuration and operation of the customer "shopping cart" functionality, customer inquiries, orders, order calculation, presentment and collection of sales price and sales tax due, and credit and debit card processing.

VI. Merchant Affiliate Promotional Obligations. In consideration of the RIFFS Catalog made available to Merchant hereunder, the foregoing license requires that Liquid Audio be promoted in a prominent position on the Merchant Site, which shall include at minimum (i) placement of the Liquid Audio Logo as a Link on the "home page" of the Merchant Site, or if no third-party content appears on the "home page", then in the first page thereafter that does so (and/or on other mutually agreed pages of sufficient prominence); (ii) placement of the Liquid Audio Logo on each page containing Links to the RIFFS Catalog from the Merchant Site; (iii) inclusion of an explanation of RIFFS reasonably acceptable to Liquid Audio in any instruction section of the Merchant Site.

VII. Liquid MusicPlayer. Merchant will provide a download button, in a design consistent with Liquid Audio's branding guidelines, on the Merchant Site, that enables end users to download the Liquid MusicPlayer from the Web site. Liquid Audio will license the Liquid MusicPlayer directly to the end user. Liquid Audio will be responsible for all customer support of this product. Liquid Audio will provide to Merchant separate Web pages, for inclusion within the Merchant Site, which explain the relevant aspects of the Liquid Audio system, and especially the Liquid MusicPlayer.

VIII.    Payments.

         (a) Merchant shall pay Liquid Audio the annual merchant affiliation fees for the Catalog Categories selected by Merchant as set forth in Exhibit "B". The parties agree that timely payment of all amounts due under this Section IX by Merchant is of the essence of this Agreement, and any failure by Merchant to make such timely payment shall constitute a material default hereunder. Any payment hereunder not made within thirty (30) days after the applicable due date shall bear interest at the rate of 1.5% per month or the maximum rate allowed by law, whichever is less. The due date for the annual merchant affiliation fees shall be the Effective Date hereof and each anniversary of such date. The due date for all payments in connection with Digital Music Sales Transactions shall be as set forth in Section X below.

         (b) With respect to all Digital Music Sales Transactions on the Merchant Site, Merchant shall pay to Liquid Audio the Wholesale Price and the Digital Delivery Fee for each music title sold. With respect to a Digital Music Sales Transaction involving the sale of a single music track, the sale shall be deemed to have occurred when the track has been downloaded by the consumer. With respect to a Digital Music Sales Transaction involving the sale of a music title comprised of multiple tracks (album sales), the sale shall be deemed to have occurred when the first track has been downloaded by the consumer provided that the remaining tracks have been made concurrently available to the consumer for downloading. "Wholesale Price" means the wholesale price set by Liquid Audio or its suppliers for the applicable track(s) sold as published on the RIFFS Catalog or otherwise communicated to Merchant. "Digital Delivery Fee" means Liquid Audio's per-transaction digital fulfillment fee, as set forth in the Main Agreement. The parties acknowledge that Merchant will determine the list and actual retail selling price to customers in its sole discretion, and that Liquid Audio, the record labels or other content owners or suppliers will determine the wholesale price in their sole discretion.

         (c) Subject to the foregoing, the parties' sole compensation under this Agreement shall be the mutual benefit derived from offering the RIFFS Catalog through the Merchant Site and each party shall retain all revenues derived from each of their respective activities hereunder.

IX. Statements. Liquid Audio shall provide Merchant on a monthly basis with a statement of all amounts payable to Liquid Audio arising from Digital Music Sales Transactions within ten (10) days after the end of each calendar month. Merchant shall tender the amount due under such statement to Liquid Audio within thirty (30) days after the end of such calendar month. The statement shall contain information deemed sufficient by Liquid Audio for Merchant to accurately verify the amounts due and payable, including (i) the total number of each music track sold, (ii) appropriate identifying data for each music track sold; (iii) the wholesale price of each music track sold; (iv) the total wholesale revenues for each music track sold; (v) the total number and wholesale revenues for all tracks sold; (vi) the calculation of Liquid Audio digital delivery fee; (vii) the calculation of the total amount due to Liquid Audio (viii) and/or such other transaction data as Liquid Audio may elect to provide to Merchant hereunder. No deductions or reserves from such amounts payable to Liquid Audio will be permitted for any reason, and in the event that Merchant disputes the accuracy of any statement or statements, Merchant shall continue to make all payments as required by such statement or statements until such dispute is resolved. Without limiting Liquid Audio's rights or remedies, Liquid Audio reserves the right to suspend Merchant's access to the RIFFS program and RIFFS Catalog hereunder in the event of any delay or failure by Merchant in its payment obligations hereunder.

X. Warranties. Liquid Audio warrants that it is the sole owner of the database compilation copyright in the RIFFS Catalog, and except with respect to public performance of music works which is provided for in Section XII below, it has all rights necessary to license the RIFFS Catalog, and the individual music tracks included therein, as provided in this Agreement. Subject to the performance by Merchant of its obligations hereunder, Liquid Audio will indemnify Merchant against any damages awarded in any final judgment entered against Merchant or settlement approved by Liquid Audio, as a result of a breach of the foregoing warranty made by Liquid Audio hereunder or by reason of a claim that the exercise by Merchant of the license rights granted herein infringes the U.S. intellectual property rights of others, provided however, that prompt detailed notice in writing of such claim is provided to Liquid Audio. Liquid Audio shall have full control over the defense and/or settlement of any such claim or litigation including the right to select counsel, and Merchant shall not continue the use of the RIFFS Catalog after receipt of notice of any such claim without the written consent of Liquid Audio. Merchant shall cooperate fully with Liquid Audio in the defense or settlement of any such claim or litigation. Merchant will indemnify Liquid Audio from all claims or liabilities including without limitation reasonable attorneys' fees arising from the breach of this Agreement by Merchant or from the distribution of any material on the Merchant Site other than material contained in the RIFFS Catalog as delivered by Liquid Audio.

Liquid Audio warrants that the RIFFS Server, the RIFFS Courier and all Liquid Audio or third party software or hardware required by Liquid Audio for operation of

RIFFS, will (a) perform in accordance with their respective specifications prior to, during and after January 1, 2000, and record, store, process, display and receive calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, as such software or hardware records, processes, displays and receives calendar dates falling on or before December 31, 1999: and (b) is capable of correctly processing, providing and/or receiving data and date-related data within and between the twentieth and twenty-first centuries, including without limitation date data recognition, recognition of the year 2000 as a leap year, and calculations that accommodate same century and multi-century formulas and values.

EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE RIFFS PROGRAM, THE RIFFS CATALOG AND ALL SERVICES, SOFTWARE, TECHNOLOGY AND CONTENT RELATING THERETO ARE PROVIDED ON AN AS-IS BASIS. LIQUID AUDIO HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

XI. Music Rights. Liquid Audio and/or the content owner, and not Merchant, shall be responsible for payment of any mechanical royalty obligations incurred in connection with Digital Music Sales Transactions. Liquid Audio warrants to the best of its knowledge that the public performance rights in the musical works contained in the RIFFS Catalog are (i) controlled by ASCAP, BMI, SESAC or a performing rights society having jurisdiction, (ii) in the public domain, or
(iii) controlled by Liquid Audio or its licensors. If musical works in category
(iii) above are contained in the RIFFS Catalog, a limited public performance license is deemed to be included within the scope of the license set forth in
Section II above. If musical works in category (i) above are contained in the RIFFS Catalog, Merchant shall contact BMI, ASCAP or the appropriate public performing rights organization to obtain a license covering the uses contemplated by this Agreement, which may include any preferred rates that may now or hereafter be negotiated by Liquid Audio on behalf of its merchant affiliates. Merchant at its sole cost and expense shall be responsible for obtaining all licenses necessary to publicly perform such musical works, and Merchant agrees to indemnify Liquid Audio against any liability, loss or expenses arising from the performance of such musical works via the Merchant Site without such a license.

XII. Withdrawal Rights. Liquid Audio may in its absolute discretion withdraw permanently or temporarily any licensed sound recording or other content from the RIFFS Catalog if Liquid Audio determines in its sole discretion that the distribution thereof would or might infringe the rights of others, violate any law or governmental rule or regulation, interfere with actual or contemplated use of the particular licensed sound recording or other element for any purpose other than the distribution by Merchant or subject Liquid Audio to any potential liability or litigation.

XIII. Term and Termination.

         (a) This Agreement will become effective on the Effective Date and shall continue in effect for the period set forth in the Main Agreement, unless otherwise terminated or canceled as provided herein. This Agreement shall automatically renew for one or more renewal terms of one (1) year each at the end of the initial term of any renewal term unless either party tenders written notice of its intent to terminate at least thirty (30) days prior to the scheduled expiration date.

         (b) Either party hereto may, at its option, and without notice, terminate this Agreement, effective immediately, should the other party hereto
(i) admit in writing its inability to pay its debts generally as they become due; (ii) make a general assignment for the benefit of creditors; (iii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iv) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (v) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (vi) have a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

         (c) In the event that either party commits a material breach of its obligations hereunder, the other party may, at its option, terminate this Agreement, by thirty (30) days written notice of termination, which notice shall identify and describe the basis for such termination; provided, however, that if, prior to expiration of such period, the defaulting party cures such default, termination shall not take place. Notwithstanding the foregoing, the cure period for payment obligations is ten (10) days.

         (d) Upon any termination of this Agreement, Sections III and XV shall survive the termination of this Agreement. Merchant shall immediately return to Liquid Audio all copies of the RIFFS Logo and Artwork and all other Liquid Audio materials in Merchant's possession or control. Merchant shall deactivate all Links to the RIFFS Catalog and shall not create any links thereto or to any other Liquid Audio sites without the prior consent of Liquid Audio.

XIV. Confidential Information

         (a) Each party acknowledges that by reason of its relationship to the other party under this Agreement it will have access to certain information and materials concerning the other party's business, plans, customers, technology and products that are confidential and of substantial value to such party (referred to in this Section as "Confidential Information"), which value would be impaired if such Confidential Information were disclosed to third parties. The terms of this Agreement shall be deemed to constitute the Confidential Information of Liquid Audio. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. No Confidential Information shall be deemed confidential unless so marked if given in writing or, if given orally, identified as confidential orally prior to disclosure and confirmed in writing within thirty (30) days; provided, however, that Licensor agrees that any Confidential Information in whatever form relating to the design, functionality, operational methods or coding of the RIFFS program, RIFFS Catalog, Liquid Audio software, including but not limited to any complete or partial source or object code versions of such software, shall be deemed Confidential Information of Liquid Audio regardless of the presence or absence of any confidential markings or identification.

         (b) The parties' obligations under this Section XV shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge though no fault of or action by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party's Confidential Information; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party's option, shall destroy all such Confidential Information as the disclosing party may designate.

XV. Additional Provisions.

         (a) Merchant acknowledges that each music offering included in the RIFFS Catalog category or categories was individually licensed and separately priced, and that Liquid Audio offered each music offering without discrimination and without conditioning the licensing of any one music offering upon the licensing of any other music offering.

         (b) Except for payment obligations, neither party shall be liable to the other for any delay or failure to perform its obligations hereunder due to acts of God, failure of carriers, labor disputes, failure or delay in software encoding, war, public disaster or any other cause beyond the reasonable control of the parties and such performance shall be excused to the extent of such force majeure event.

         (c) Merchant shall account and pay without limitation any tax, levy or charge whatsoever by any statute, law, rule or regulation now or hereafter in effect, related to the Digital Music Sales Transactions between Merchant and its customers and related to the license fees payable under this Agreement, it being the intent hereof that all amounts stated herein that are due to Liquid Audio are net amounts, free and clear any such taxes, levy or charges whatsoever, except for any taxes on Liquid Audio's net income.

         (d) Neither the license granted to Merchant hereunder nor this Agreement may be transferred or assigned by Merchant without the prior written consent of Liquid Audio, nor shall Merchant sublicense or relicense the RIFFS Catalog licensed hereunder, in whole or in part, or enter into any third-party linking arrangements with respect thereto without Liquid Audio's prior written consent. Any such purported transfer, assignment or other arrangements entered into without Liquid Audio's consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

         (e) The headings of paragraphs hereof are inserted only for the purpose of convenient reference; such headings shall not be deemed to govern, limit, modify, or in any manner affect the scope, meaning or intent of the provisions of this Agreement or any part or portion thereof; nor shall they otherwise be given any legal effect.

         (f) Nothing herein contained shall constitute a franchise relationship, or partnership between, or joint venture by, Merchant and Liquid Audio, or constitute Merchant or Liquid Audio the agent of the other.

         (g) All notices hereunder will be hand delivered or sent by certified or registered mail to the parties at the addresses set forth above, or to such other addresses as may be designated by the parties in writing. A mandatory copy of all notices delivered or sent to Liquid Audio shall be sent to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050,
Attention: Hank Barry, Esq.

         (h) This Agreement shall be construed in accordance with the applicable laws of the State of California with respect to agreements executed and to be fully performed in that state.

         (i) This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous understandings. This Agreement may not be amended or modified except in writing signed by both parties hereto; nor may any provision hereof be waived unless in writing signed by the party to be charged with such waiver.

         (j) If there is a conflict between any provision(s) of this Agreement and any statute, law or regulation, the statute, law or regulation, shall prevail, provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum requirement of such statute, law or regulation, and no other provisions of this Agreement shall be affected thereby and all such other provisions shall continue in full force and effect.

         (k) Merchant agrees that any litigation, action or proceeding arising out of or relating to this Agreement shall be instituted in any state or federal court sitting in the Northern District of California, and Merchant waives any objection to such venue, irrevocably submits to such jurisdiction and waives any claim or defense of inconvenient forum.

         (l) LIQUID AUDIO'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE TOTAL AMOUNTS PAID BY MERCHANT. IN NO EVENT SHALL LIQUID AUDIO BE LIABLE TO MERCHANT OR ANY OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, RELIANCE, OR INDIRECT DAMAGES, OR FOR LOST DATA, LOST PROFITS, LOSS OF GOODWILL OR BUSINESS INTERRUPTION, HOWEVER CAUSED, ON ANY LEGAL THEORY, WHETHER BREACH OF CONTRACT, TORT, OR OTHERWISE, REGARDLESS WHETHER LIQUID AUDIO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MERCHANT AGREES THAT THE AMOUNTS PAYABLE TO LIQUID AUDIO UNDER THIS AGREEMENT REFLECT THE FOREGOING ALLOCATION OF RISK.

                                  SCHEDULE "B"



RIFFS Catalog Categories                               Annual Affiliation Fees

All Categories

Pop/R&B

Country

Rock

Jazz

Classical

                                  SCHEDULE "C"

                    RIFFS COURIER END USER LICENSE AGREEMENT

LIQUID AUDIO, INC. ("LIQUID AUDIO") AGREES TO LICENSE TO YOU ("MERCHANT") THE RIFFS COURIER SOFTWARE ("SOFTWARE") FOR USE IN CONNECTION WITH LIQUID AUDIO'S REMOTE INVENTORY FULFILLMENT SERVICE ("RIFFS PROGRAM") ONLY ON THE CONDITION THAT YOU ACCEPT ALL OF THE TERMS CONTAINED IN THIS AGREEMENT.

IF YOU DO NOT AGREE TO THESE TERMS, THEN LIQUID AUDIO IS UNWILLING TO LICENSE THE SOFTWARE TO YOU.

1. LICENSE GRANT AND RESTRICTIONS. Subject to the terms of this Agreement, Liquid Audio grants to Merchant a non-exclusive, non-transferable, revocable license to use during the term of this Agreement the object code copy of the Software ("Copy") and related documentation as provided by Liquid Audio to Merchant pursuant to that certain RIFFS Merchant Affiliate and License Agreement between the parties ("RIFFS Agreement"). The Software may only be used in connection with the RIFFS Program and on a single domain, which may be changed from time to time. Such license shall commence upon the date of delivery of the Copy to Merchant or the date of complete execution of the RIFFS Agreement, whichever occurs later, and shall continue until the expiration or termination of the RIFFS Agreement, unless this Agreement is earlier terminated as provided herein. Merchant may not (a) modify, disassemble, decompile or reverse engineer the Software; (b) rent, lease, loan, resell, sublicense, distribute or otherwise transfer the Software to any third party or use the Software to provide time-sharing or similar services to any third party, (c) make any copy of the Software except for a single boot-up copy and a single back-up copy; (d) circumvent or disable any technological features or measures in the Software for protection of intellectual property rights, or (e) delete the copyright and other proprietary rights notices on the Software. This license does not include any rights to maintenance or updates; provided, however, that if Liquid Audio provides Merchant with any updates to the Software, Merchant shall promptly implement such updates, and such updates shall be deemed to be included in the license granted hereunder.

2. DIGITAL DELIVERY FEES. The continued effectiveness of this Agreement during the term hereof is conditioned upon the receipt by Liquid Audio of any Digital Delivery Fees (as such terms is defined in the RIFFS Agreement) that are payable by Merchant to Liquid Audio pursuant to the RIFFS Agreement. Such payments will be made by Merchant pursuant to the terms and conditions set forth in the RIFFS Agreement.

3. LIMITED WARRANTY. Liquid Audio represents and warrants during the Term of the Agreement that:

         (i) The Software, unless modified by Merchant, will perform substantially in accordance with the documentation provided by Liquid Audio. Merchant's sole remedy under this warranty is that Liquid Audio will endeavor to correct within a reasonable period of time any "Software Error" (i.e., material failure of the Software to perform substantially in accordance with the documentation) that is reported during the warranty period or, if Liquid Audio is unable to correct any Software Error, terminate this Agreement. Liquid Audio does not warrant that the Software will meet Merchant's requirements, that operation of the Software will be uninterrupted, error-free or secure, or that all Software Errors will be corrected.

         (ii) The media, if any (such as diskette or CD-ROM), provided by Liquid Audio containing the Software will be free from defects in materials and workmanship under normal use. Merchant's sole remedy under this warranty is that Liquid Audio will replace any faulty media at no charge to Merchant if the same is returned to Liquid Audio.

         THE ABOVE WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND LIQUID AUDIO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON INFRINGEMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LIQUID AUDIO, ITS EMPLOYEES OR AGENTS SHALL INCREASE THE SCOPE OF THE ABOVE WARRANTIES OR CREATE ANY NEW WARRANTIES.

4. LIMITATION OF LIABILITY. IN NO EVENT WILL LIQUID AUDIO BE LIABLE TO MERCHANT OR ANY OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR RELIANCE DAMAGES OF ANY KIND OR FOR LOST DATA, LOST PROFITS OR BUSINESS INTERRUPTION ARISING FROM USE OF THE COPY AND/OR THE SOFTWARE EMBODIED THEREIN, WHETHER RESULTING FROM TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT OR OTHER FORM OF ACTION, ARISING IN ANY WAY OUT OF THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. LIQUID AUDIO'S TOTAL LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED TO THE DIGITAL DELIVERY FEES PAID BY MERCHANT. Merchant expressly acknowledges that the Digital Delivery Fees agreed to by the parties reflect the foregoing allocation of risk.

5. OWNERSHIP; PERMISSIONS. Merchant agrees that Liquid Audio and/or its suppliers own all right, title and interest in and to the Software and all copies thereof, including without limitation any and all copyrights, patents, trade secrets, trademarks and other intellectual property and proprietary rights therein. Merchant will not acquire any additional licenses under any copyrights, patents, trade secrets, trademarks or other intellectual property rights on account of this Agreement. Merchant acknowledges that the Software embodies trade secrets of Liquid Audio, the unauthorized use or disclosure of which would cause substantial harm to Liquid Audio that could not be remedied by the payment of damages alone. Accordingly, Liquid Audio will be entitled to preliminary and permanent injunctive relief and other equitable relief for any breach of this Agreement.

6. TERMINATION. Liquid Audio will have the right to terminate this Agreement if Merchant breaches any term or condition of this Agreement (including without limitation failure to pay any Digital Delivery Fees when due) and, if such breach is subject to cure, fails



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

to cure such breach within ten (10) days after written notice from Liquid Audio. Upon termination of this Agreement, the rights and licenses granted to Merchant under this Agreement shall automatically terminate. Within five (5) days after termination, Merchant will return or destroy all copies of the Software and documentation in Merchant's possession. Upon request, Merchant will certify to Liquid Audio that all copies of the Software have been returned to Liquid Audio or destroyed. The exercise by Liquid Audio of any remedies under this Agreement will be without prejudice to its other remedies under this Agreement or otherwise. The rights and obligations of the parties under Sections 2, 4, 5, 6, 7, and 10 shall survive the expiration or termination of this Agreement.

7. GOVERNMENT LICENSEE. If the Software is licensed by or for any unit or agency of the United States Government, then the Software shall be classified as "commercial computer software," as that term is defined in the applicable provisions of the Federal Acquisition Regulation ("FAR") and supplements thereto, including the Department of Defense ("DoD") FAR Supplement ("DFARS"). Liquid Audio represents that the Software was developed entirely at private expense, and that no part of the Software was first produced in the performance of a United States Government contract. If the Software is supplied for use by DoD, the Software is delivered subject to the terms of this Agreement and either
(i) in accordance with DFARS 227.7202-1(a) and 227.7202-3(a), or (ii) with restricted rights in accordance with DFARS 252.227-7013(c)(1)(ii) (OCT 1988), as applicable. If the Software is supplied for use by a Federal agency other than DoD, the Software is restricted computer software delivered subject to the terms of this Agreement and (i) FAR 12.212(a); (ii) FAR 52.227-19; or (iii) FAR 52.227-14(ALT III), as applicable.

8. EXPORT CONTROL. Merchant agrees to comply with all export laws and restrictions and regulations of the United States Department of Commerce or other United States or other sovereign agency or authority, and not to export, or allow the export or reexport of any technical data or any Software in violation of any such restrictions, laws or regulations, or unless and until all required licenses and authorizations are obtained to the countries specified in the applicable U.S. Export Administration Regulations (or any successor supplement or regulations).

9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Except for disputes as to the ownership of intellectual property rights in the Software, all disputes arising out of or relating to this Agreement or its interpretation shall be finally settled by binding arbitration in Redwood City, California pursuant to the Commercial Arbitration rules of the American Arbitration Association by one arbitrator. All arbitrators will have knowledge of and experience regarding the computer industry. The arbitration award may be enforced in any court of competent jurisdiction. Merchant hereby consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in the Northern District of California.

10. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes any and all written or oral agreements previously existing between the parties with respect to such subject matter. Any modifications of this Agreement must be in writing and specifically reference amendment to this agreement. This Agreement will bind and inure to the benefit of each party's successors and assigns, provided that Merchant may not assign or transfer this Agreement, in whole or in part, or any rights, duties or obligations hereunder, whether by operation of law or otherwise, without Liquid Audio's prior written consent, and any purported transfer or assignment without such consent shall be void. If any provision of this Agreement is found illegal or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will not be affected. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. No purchase order, invoice or similar document will by its terms amend or supplement the terms and conditions of this Agreement, even if accepted or signed by the receiving party. Performance of this Agreement may be suspended due to any force majeure event.

MERCHANT ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

THE SOFTWARE AND THE ACCOMPANYING DOCUMENTATION ARE PROTECTED BY UNITED STATES COPYRIGHT LAW AND INTERNATIONAL TREATY. UNAUTHORIZED REPRODUCTION OR DISTRIBUTION IS SUBJECT TO CIVIL AND CRIMINAL PENALTIES.

Rev. 3/99


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